Exhibit 99.1

For Additional Information:

Bryan Giglia	Amy Cozamanis	Laurie Berman
Director of Finance	Investor/Analyst Information	General Information
Sunstone Hotel Investors, Inc.	Financial Relations Board	Financial Relations Board
(949) 369-4204	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR THIRD

QUARTER 2005

Increases Quarterly Dividend by 5% from $0.285 to $0.30 per common share

SAN CLEMENTE, CA; November 9, 2005 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the third quarter and nine months ended September 30, 2005.

Q3 2005 HIGHLIGHTS:

•	Same-store revenue per available room (“RevPAR”) growth of 9.0% over Q3 2004;

•	Adjusted EBITDA of $45.2 million (31.0% increase over Q3 2004);

•	Adjusted Funds from operations (“FFO”) to common stockholders (including OP unit holders) of $26.2 million (31.0% increase over Q3 2004);

•	Adjusted FFO per diluted share (including OP units) of $0.52; and

•	Hotel Operating Margin growth of 170 bps (27.5% to 29.2%) over Q3 2004.

Robert A. Alter, Chief Executive Officer, stated, “Our hotels continue to post strong results with a 9.0% year over year same-store RevPAR increase, highlighted by the 15.5% RevPAR increase over the prior year period in the Middle Atlantic region that includes the newly acquired Renaissance Baltimore Harborplace and Renaissance Washington, D.C. We continued to improve the overall quality of our portfolio with the acquisition of the Hyatt Regency Century Plaza in October.”

SELECTED FINANCIAL RESULTS

($ in millions, except RevPAR and per share amounts)

	Three Months Ended September 30			Nine Months Ended September 30
Item	2005	2004	% Change	2005	2004	% Change
Revenues	$181.9	$132.2	37.6%	$430.6	$368.7	16.8%
RevPAR (1)	$88.11	$80.82	9.0%	$85.01	$78.23	8.7%
Income (loss) available to common stockholders (including OP unit holders) (2)	$4.1	$4.6	-10.9%	$12.4	($17.1)	n/a
Income per share available to common stockholders (including OP unit holders) (3)	$0.09	n/a	n/a	$0.30	n/a	n/a
FFO available to common stockholders	$26.2	$20.0	31.0%	$60.8	$27.7	119.5%
Adjusted FFO available to common stockholders (including OP unit holders) (4)	$26.2	$20.0	31.0%	$66.6	$52.1	27.8%
FFO per fully diluted share available to common stockholders (including OP unit holders) (4) (6)	$0.52	n/a	n/a	$1.42	n/a	n/a
Adjusted FFO per fully diluted share available to common stockholders (including OP unit holders) (4) (6)	$0.52	n/a	n/a	$1.55	n/a	n/a
EBITDA (4)	$45.3	$33.7	34.4%	$114.5	$69.5	64.7%
Adjusted EBITDA (4)	$45.2	$34.5	31.0%	$114.2	$95.2	20.0%
Hotel Operating Margin (5)	29.2%	27.5%	170 bps	29.0%	27.1%	190 bps

(1)	Same store for 60 hotels owned during Q3 2005 (including prior ownership).

(2)	2005 income to available stockholders includes series C preferred stock dividends.

(3)	2005 income per share available to common stockholders does not assume conversion of the series C convertible preferred stock to common stock as the effect of the conversion would not be as dilutive as the current presentation.

(4)	Please refer to the definitions of Adjusted FFO, Adjusted EBITDA and Hotel Operating Margin on page 12 and to the reconciliation schedules on pages 13 - 15 for a tabular presentation of our results and a reconciliation to GAAP measures.

(5)	Please refer to page 16 for hotel operating margin results.

(6)	Reflects Series C convertible preferred shares on an “as-converted” basis.

The Company has filed contemporaneously with this press release the Form 10-Q with the SEC for the quarterly period ended September 30, 2005. In addition to the required financial information included in the Form 10-Q, the Company has included an unaudited pro forma balance sheet as of September 30, 2005 and pro forma income statements for the quarter and nine months ended September 30, 2005 that include the impact of the recent acquisitions, as well as the related financings, of the six Renaissance Hotels, the Sheraton Cerritos, the Fairmont Newport Beach and the Hyatt Regency Century Plaza as if they incurred as of the beginning of the respective periods.

Disclosure regarding the non-GAAP financial measures included in this release is included as an attachment to this release, along with a reconciliation to the most comparable GAAP measure during each of the periods presented.

Third Quarter Highlights:

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 13 for a tabular presentation of our results.

•	Total revenue was $181.9 million for the quarter ended September 30, 2005, compared to $132.2 for the quarter ended September 30, 2004.

•	Income available to common stockholders (including OP unit holders) was $4.1 million for the quarter ended September 30, 2005, compared to $4.6 million for the quarter ended September 30, 2004.

•	Income available to common stockholders (including OP unit holders) per diluted share (including OP units) was $0.09 for the quarter ended September 30, 2005.

•	EBITDA was $45.3 million for the quarter ended September 30, 2005, compared to $33.7 million for the quarter ended September 30, 2004.

•	Adjusted EBITDA (as defined on page 12), was $45.2 million for the quarter ended September 30, 2005, compared to Adjusted EBITDA of $34.5 million for the quarter ended September 30, 2004.

•	FFO and Adjusted FFO available to common stockholders (including OP unit holders) (as defined on page 12), was $26.2 million for the quarter ended September 30, 2005, compared to $20.0 million for the quarter ended September 30, 2004.

•	FFO and Adjusted FFO available to common stockholders per diluted share (including OP units) was $0.52 for the quarter ended September 30, 2005.

•	Total capital expenditures were $18.9 million for the quarter ended September 30, 2005.

Performance Relative to Guidance:

The following table reflects our prior guidance for the third quarter compared to our actual results.

	Guidance	Actual Q3 2005
RevPAR Growth	7.0% - 9.0%	9.0%
Adjusted EBITDA	$42.0 - $45.0 million	$45.2 million
Adjusted FFO per share available to common stockholders	$0.46 - $0.52	$0.52
Hotel Operating Margin	+ 150 -200 bps	+ 170 bps

Third quarter results were negatively impacted by the mid-period close of the Renaissance acquisitions resulting in $0.7 million of third quarter EBITDA not being recognized in the Company’s financials and by timing issues related to the issuance of 6.7 million common shares resulting in an increase to the weighted average share count by approximately 0.7 million shares for the quarter.

Comparable pro forma hotel RevPAR for the 60 hotels owned during the third quarter (including prior ownership periods for acquisitions that closed during the third quarter) increased 9.0% as compared to the pro forma third quarter of 2004, driven by a decrease in occupancy of 0.3 percentage points and a 9.4% increase in average room rate. Comparable operating profit margins for the third quarter increased 170 basis points (from 27.5% to 29.2%) (see page 16 for a reconciliation of hotel operating income to the comparable GAAP measure).

First Nine Months Highlights:

Listed below are certain highlights from the Company’s historical and unaudited pro forma financial statements. Please refer to the reconciliation schedule on page 13 for a tabular presentation of our results.

•	Total revenue was $430.6 million for the nine months ended September 30, 2005, compared to total revenue of $368.7 million for the nine months ended September 30, 2004.

•	Income available to common stockholders (including OP unit holders) was $12.4 million for the nine months ended September 30, 2005, compared to a net loss of ($17.1) million for the nine months ended September 30, 2004.

•	Income available to common stockholders (including OP unit holders) per diluted share (including OP units) was $0.30 for the nine months ended September 30, 2005.

•	EBITDA was $114.5 million for the nine months ended September 30, 2005 compared to $69.5 million for the nine months ended September 30, 2004.

•	Adjusted EBITDA was $114.2 million for the nine months ended September 30, 2005 compared to $95.2 million for the nine months ended September 30, 2004. Adjusted EBITDA for the nine months ended September 30, 2005 excludes a $2.5 million gain on sale of assets and a $2.1 million reserve taken due to a pending contract issue. Adjusted EBITDA for the nine months ended September 30, 2004 excludes a $1.2 million loss on the sale of assets, $7.4 million of impairment losses from continuing operations and $17.0 million of impairment losses on discontinued operations.

•	FFO available to common stockholders (including OP unit holders) was $60.8 million for the nine months ended September 30, 2005 compared to $27.7 million for the nine months ended September 30, 2004.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $66.6 million for the nine months ended September 30, 2005 compared to $52.1 million for the nine months ended September 30, 2004. Adjusted FFO for the nine months ended September 30, 2005 exclude a $2.5 million gain on sale of assets, $3.6 million of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $2.1 million reserve taken due to a pending contract issue. Adjusted FFO for the nine months ended September 30, 2004 excludes a $1.2 million loss on the sale of assets, $7.4 million of impairment losses from continuing operations and $17.0 million of impairment losses on discontinued operations.

•	FFO available to common stockholders per diluted share (including OP unit holders) was $1.42 for the nine months ended September 30, 2005.

•	Adjusted FFO available to common stockholders per diluted share (including OP units) was $1.55 for the nine months ended September 30, 2005. Adjusted FFO for the nine months ended September 30, 2005 excludes a $0.06 gain on sale of assets, $0.08 of prepayment penalties and written-off deferred financing costs attributed to the debt refinancing completed in April 2005 and a $0.05 reserve taken due to a pending contract issue.

•	Total capital expenditures were $42.4 million for the nine months ended September 30, 2005.

The period was negatively impacted by the delayed closing of the Fairmont Newport Beach acquisition, the mid-period closing of the Renaissance acquisition and timing issues related to the June and September equity offerings, each being completed prior to the proceeds being deployed.

Comparable pro forma hotel RevPAR for the 60 hotels owned during the first nine months of 2005 (including prior ownership periods for hotels that closed during the third quarter) increased 8.7% as compared to the first nine months of

2004, driven by an increase in occupancy of 0.7 percentage points and a 7.7% increase in average room rate. Comparable hotel adjusted operating profit margins for the nine months increased 190 basis points (from 27.1% to 29.0%).

Pro forma Third Quarter 2005 Highlights:

Due to the materiality of the recent acquisitions and financings, the Company has provided pro forma third quarter highlights that reflect all 2005 acquisition and financing transactions as if they occurred as of the beginning of the quarter. The Company estimates that for the pro forma third quarter 2005 its:

•	Pro forma income available to common stockholders (including OP unit holders) would have been approximately $5.9 million;

•	Pro forma Adjusted EBITDA would have been approximately $51.9 million;

•	Pro forma Adjusted FFO available to common stockholders (including OP unit holders) would have been approximately $30.1 million; and

•	Pro forma Adjusted FFO available to common stockholders per diluted share (including OP units) would have been approximately $0.54.

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with reconciliation to the most comparable GAAP measure. Please refer to the reconciliation schedule on page 14 for a tabular presentation of our results.

Pro forma Nine Months 2005 Highlights:

Due to the materiality of the recent acquisitions and financings, the Company has provided pro forma highlights for the nine month period ended September 30, 2005 that reflect all 2005 acquisition and financing transactions as if they occurred on January 1, 2005. The Company estimates that for the pro forma period ended September 30, 2005 its:

•	Pro forma income available to common stockholders (including OP unit holders) would have been approximately $24.3 million;

•	Pro forma Adjusted EBITDA would have been approximately $160.1 million;

•	Pro forma Adjusted FFO available to common stockholders (including OP unit holders) would have been approximately $94.7 million; and

•	Pro forma Adjusted FFO available to common stockholders per diluted share (including OP units) would have been approximately $1.69.

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with reconciliation to the most comparable GAAP measure. Please refer to the reconciliation schedule on page 14 for a tabular presentation of our results.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for both the fourth quarter and full year 2005 as well as guidance for a pro forma full year 2005 which reflects all 2005 acquisition and financing transactions as if they occurred on January 1, 2005.

Fourth Quarter 2005 Outlook

The Company expects comparable hotel RevPAR for the fourth quarter of 2005 to increase approximately 8.0% to 10.0% over the fourth quarter of 2004. Based upon this guidance, the Company estimates that for the fourth quarter 2005 its:

•	Income available to common stockholders (including OP unit holders) should be approximately $5.6 million to $7.7 million;

•	Income available to common stockholders per diluted share (including OP units) should be approximately $0.10 to $0.14;

•	Adjusted EBITDA should be approximately $52.1 million to $54.2 million;

•	Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $30.2 million to $32.3 million;

•	Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $0.54 to $0.58;

•	Hotel operating margins should increase approximately 150 basis points to 200 basis points over the fourth quarter of 2004; and

•	Total capital expenditures for the portfolio should be $23.0 million to $28.0 million.

Full Year 2005 Outlook

The Company expects comparable hotel RevPAR for the full year 2005 to increase approximately 8.0% to 9.0% over the full year 2004. Based upon this guidance, the Company estimates that for the full year 2005 its:

•	Income available to common stockholders (including OP unit holders) should be approximately $18.1 million to $20.2 million;

•	Income available to common stockholders per diluted share (including OP units) should be approximately $0.39 to $0.44;

•	Adjusted EBITDA should be approximately $166.3 million to $168.4 million;

•	Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $96.8 million to $98.9 million;

•	Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $2.09 to $2.14;

•	Hotel operating margins should increase approximately 180 basis points to 200 basis points over 2004; and

•	Total capital expenditures for the portfolio should be $65.0 million to $70.0 million, including expenditures on the Fairmont Newport Beach and the acquired Renaissance Hotels.

Full year Adjusted EBITDA and Adjusted FFO guidance exclude a $2.5 million gain on sale of assets, $3.6 million of prepayment penalties and write-off of deferred financing costs associated with the early retirement of debt and a $2.1 million reserve taken due to a pending contract issue.

Pro forma Full Year 2005 Outlook

Due to the materiality of the recent acquisitions and financings, the Company has provided pro forma full year guidance that reflects all 2005 acquisition and financing transactions as if they occurred on January 1, 2005. Full year pro forma Adjusted EBITDA and Adjusted FFO guidance exclude a $2.5 million gain on sale of assets, $3.6 million of prepayment penalties and write-off of deferred financing fees associated with the early retirement of debt and a $2.1 million reserve taken due to a pending contract issue. Based upon this guidance, the Company estimates that for the pro forma full year 2005 its:

•	Pro forma income available to common stockholders (including OP unit holders) should be approximately $29.9 million to $32.0 million;

•	Pro forma Adjusted EBITDA should be approximately $212.2 million to $214.3 million;

•	Pro forma Adjusted FFO available to common stockholders (including OP unit holders) should be approximately $124.9 million to $127.0 million; and

•	Pro forma Adjusted FFO available to common stockholders per diluted share (including OP units) should be approximately $2.23 to $2.27.

Disclosure regarding the non-GAAP financial measures included in this press release is included as an attachment to this release, along with reconciliation to the most comparable GAAP measure.

Full Year 2006 Guidance

The Company expects comparable hotel RevPAR to increase approximately 7.0% to 9.0% over 2005. Management will provide detailed guidance for the 2006 year in its fourth quarter earnings release.

Recent Developments - Acquisitions

The Company completed several acquisitions during the quarter:

•	Fairmont Newport Beach (444 rooms) for a purchase price of $72.0 million.

•	75% interest in Renaissance Washington, D.C. (807 rooms), together with the 25% interest acquired in June 2005, for an aggregate purchase price of approximately $160.0 million.

The six hotel Renaissance acquisition completed in June 2005 closed approximately one week into the fiscal Q3 for those hotels. Based on the “economic close” of June 17, 2005, we received a credit for the cash flow during the period from June 17, 2005 through the date of our close (June 23, 2005) of approximately $700,000. This would have been reflected in our earnings absent the delay.

In October 2005, the Company completed the previously announced acquisition of the 728-room Hyatt Regency Century Plaza located in Century City, California for $293.0 million. The Company has commenced the renovation of the hotel’s guestrooms.

Balance Sheet / Liquidity Update

As of September 30, 2005, the Company had approximately $190.0 million of cash and cash equivalents (including restricted cash). Total assets were $2.1 billion, including $1.8 billion of net investments in hotel properties, total debt of $1.0 billion, and stockholders’ equity of approximately $800.0 million.

In September 2005, the Company and selling stockholders closed a public offering of 6.7 million shares of common stock for gross proceeds of $163.1 million, including $145.9 million of gross proceeds to the Company. In addition to the 6.0 million primary shares sold by the company, 0.7 million secondary shares were sold by affiliates of Westbrook Real Estate Partners, L.L.C., reducing their fully diluted ownership interest in the Company to approximately 6.6%.

The Company has also agreed to sell to Security Capital Preferred Growth Incorporated 599,355 of common stock at a purchase price of $23.85 per share, for an aggregate purchase price of $14.3 million. The closing of the sale of these shares is scheduled to occur on the first business day prior to the next record date with respect to any dividend on the Company’s common stock.

In October 2005, concurrent with the closing of the Hyatt Regency Century Plaza, the Company closed on a fixed rate loan totaling $175.0 million with a maturity in 2014 and an average rate of 6.12%. Pro forma for the Century Plaza acquisition and associated financing, the Company had $1.2 billion of debt and approximately $70.0 million of cash and cash equivalents (including restricted cash).

We have been working toward a resolution of the contract interpretation issue that led to the $2.1 million reserve taken in the second quarter and expect a resolution prior to December 31, 2005.

Capital Expenditures

In the third quarter of 2005, the Company invested $18.9 million in capital expenditures across its portfolio of which $2.8 million was spent on the Fairmont Newport Beach.

Dividend Update

During the second quarter, the Company declared a dividend of $0.285 per share payable to its common stockholders (including OP unit holders), a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative redeemable preferred stockholders of record at the close of business on September 30, 2005. The dividends were paid on October 14, 2005.

The Board of Directors has elected to increase the quarterly dividend payable to its common stockholders (including OP unit holders) for the fourth quarter from $0.285 to $0.30 per share. The dividend will be payable on January 13, 2006 to shareholders of record on December 30, 2005. The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss third quarter results on Thursday, November 10, 2005, at 11:00 a.m. EST. A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors’ website at www.sunstonehotels.com. To participate in the live call, investors are invited to dial 1-800-240-2430 (for domestic callers) or 303-205-0066 (for international callers). A replay of the webcast will also be archived on the website.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 61 hotels with an aggregate of 17,411 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, InterContinental, Hyatt and Fairmont. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 9, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

***Tables to Follow***

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Funds From Operations, or FFO; and (3) Hotel Operating Income for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales: (2) impairment charges; and (3) other expenses we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation and the components of hotel operating income are set forth on page 16. We believe hotel operating income is also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Our presentation of Adjusted FFO excludes prepayment penalties, written-off deferred financing costs, impairment losses and other expenses we have identified in this release.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income can enhance your understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Income (loss) available to common stockholders	$3,801	$4,520	$11,328	$(16,970)
Minority interest (OP unit holders)	321	39	1,115	(127)

Income (loss) available to common stockholders (including OP unit holders)	4,122	4,559	12,443	(17,097)
Preferred stock dividends	4,084	—	6,886	—
Depreciation and amortization - continuing operations	20,779	14,469	49,784	42,201
Depreciation and amortization - discontinued operations	—	456	291	2,513
Amortization of deferred stock compensation	466	—	1,480	—
Interest expense - continuing operations	15,331	12,448	37,536	36,492
Interest expense - discontinued operations	—	481	281	1,792
Depreciation and amortization - deferred financing fees	544	1,287	2,226	3,796
Prepayment penalties	—	—	2,834	—
Write-off of deferred financing costs	—	—	761	—
Income taxes - continuing operations	—	437	—	238
Income taxes - discontinued operations	—	(454)	—	(394)

EBITDA	45,326	33,683	114,522	69,541

(Gain)/loss on sale of assets	(92)	838	(2,476)	1,220
Impairment loss - continuing operations	—	—	—	7,439
Impairment loss - discontinued operations	—	—	—	16,954
Reserve for contract interpretation issue	—	—	2,136	—

	(92)	838	(340)	25,613

Adjusted EBITDA	$45,234	$34,521	$114,182	$95,154

Reconciliation of Net Income (Loss) to FFO

Income (loss) available to common stockholders	$3,801	$4,520	$11,328	$(16,970)
Minority interest (OP unit holders)	321	39	1,115	(127)

Income (loss) available to common stockholders (including OP unit holders)	4,122	4,559	12,443	(17,097)
Series C preferred stock dividends	1,658	—	1,658	—
Real estate depreciation and amortization - continuing operations	20,495	14,137	48,921	41,069
Real estate depreciation and amortization - discontinued operations	—	456	291	2,513
(Gain)/loss on sale of assets	(92)	838	(2,476)	1,220

FFO available to common stockholders (including OP unit holders)	26,183	19,990	60,837	27,705

Prepayment penalties	—	—	2,834	—
Write-off of deferred financing costs	—	—	761	—
Impairment loss - continuing operations	—	—	—	7,439
Impairment loss - discontinued operations	—	—	—	16,954
Reserve for contract interpretation issue	—	—	2,136	—

	—	—	5,731	24,393

Adjusted FFO available to common stockholders (including OP unit holders)	$26,183	$19,990	$66,568	$52,098

FFO available to common stockholders per share	$0.52		$1.42

Adjusted FFO available to common stockholders per share	$0.52		$1.55

Diluted weighted average shares outstanding, including OP units	50,399		42,881

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Income (Loss) to Pro Forma EBITDA

	Pro Forma Three Months Ended September 30, 2005	Pro Forma Nine Months Ended September 30, 2005
Income (loss) available to common stockholders	$5,456	$22,577
Minority interest (OP unit holders)	421	1,744

Income (loss) available to common stockholders (including OP unit holders)	5,877	24,321
Series A Preferred stock dividends	2,426	7,275
Series C Preferred stock dividends	1,658	4,982
Depreciation and amortization - continuing operations	22,811	63,867
Depreciation and amortization - discontinued operations	—	—
Amortization of deferred stock compensation	466	1,480
Interest expense - continuing operations	17,985	53,955
Interest expense - discontinued operations	—	—
Depreciation and amortization - deferred financing fees	700	2,100
Prepayment penalties	—	—
Write-off of deferred financing costs	—	—
Hyatt Subsidy	—	—
Income taxes - discontinued operations	—	—

EBITDA	51,923	157,980

(Gain)/loss on sale of assets	—	—
Impairment loss - continuing operations	—	—
Impairment loss - discontinued operations	—	—
Reserve for contract interpretation issue	—	2,136

	—	2,136

Adjusted EBITDA	$51,923	$160,116

Reconciliation of Net Income (Loss) to FFO

Income (loss) available to common stockholders	$5,456	$22,577
Minority interest (OP unit holders)	421	1,744

Income (loss) available to common stockholders (including OP unit holders)	5,877	24,321
Series C preferred stock dividends	1,658	4,982
Real estate depreciation and amortization - continuing operations	22,611	63,267
Real estate depreciation and amortization - discontinued operations	—
(Gain)/loss on sale of assets	—	—

FFO available to common stockholders (including OP unit holders)	30,146	92,570

Prepayment penalties	—	—
Write-off of deferred financing costs	—	—
Impairment loss - continuing operations	—	—
Impairment loss - discontinued operations	—	—
Reserve for contract interpretation issue	—	2,136

	—	2,136

Adjusted FFO available to common stockholders (including OP unit holders)	$30,146	$94,706

FFO available to common stockholders per share	$0.54	$1.65

Adjusted FFO available to common stockholders per share	$0.54	$1.69

Diluted weighted average shares outstanding, including OP units (1)	56,040	56,040

(1)	Includes common shares, OP units and Series C convertible preferred on an “as-converted” basis.

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income to Non-GAAP Financial Measures

Quarter Ended December 31, 2005 and Year Ended 2005 (Unaudited)

Reconciliation of Net Income to EBITDA and EBITDA as adjusted

	Quarter Ended December 31,		Year Ended December 31,		Pro Forma 2005(1) Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$5,221	$7,121	$16,549	$18,449	$27,798	$29,698
Minority interest	400	600	1,515	1,715	2,144	2,344

Income (loss) available to common stockholders (including OP unit holders)	5,621	7,721	18,064	20,164	29,942	32,042
Series A preferred stock dividends	2,425	2,425	7,652	7,652	9,700	9,700
Series C convertible preferred stock dividends	1,659	1,659	3,318	3,318	6,641	6,641
Depreciation and amortization - continuing operations	23,195	23,195	73,270	73,270	87,062	87,062
Depreciation and amortization - deferred financing fees	700	700	2,926	2,926	2,800	2,800
Amortization of deferred stock compensation	500	500	1,980	1,980	1,980	1,980
Interest expense - continuing operations	18,000	18,000	55,817	55,817	71,955	71,955
Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	—	—	3,595	3,595	—	—

EBITDA	$52,100	$54,200	$166,622	$168,722	$210,080	$212,180

(Gain)/loss on sale of assets	$—	$—	$(2,476)	$(2,476)	$—	$—
Reserve for contract interpretation issue	—	—	2,136	2,136	2,136	2,136

Adjusted EBITDA	$52,100	$54,200	$166,282	$168,382	$212,216	$214,316

Reconciliation of Net Income to FFO and FFO as adjusted

Income available to common stockholders	$5,221	$7,121	$16,549	$18,449	$27,798	$29,698
Minority interest	400	600	1,515	1,715	2,144	2,344

Income (loss) available to common stockholders (including OP unit holders)	5,621	7,721	18,064	20,164	29,942	32,042
Series C convertible preferred stock dividends	1,659	1,659	3,318	3,318	6,641	6,641
Real estate depreciation and amortization - continuing operations	22,920	22,920	72,132	72,132	86,187	86,187
(Gain)/loss on sale of assets	—	—	(2,476)	(2,476)	—	—

FFO available to common stockholders (including OP unit holders)	30,200	32,300	91,038	93,138	122,770	124,870

Prepayment penalties, write-off of deferred financing costs associated with the early retirement of debt	—	—	3,595	3,595
Reserve for contract interpretation issue	—	—	2,136	2,136	2,136	2,136

Adjusted FFO available to common stockholders (including OP unit holders)	$30,200	$32,300	$96,769	$98,869	$124,906	$127,006

Diluted weighted average shares outstanding, including OP units (2)	56,019	56,019	46,193	46,193	56,019	56,019

Adjusted FFO available to common stockholders (including OP unit holders) per share and unit (2)	$0.54	$0.58	$2.09	$2.14	$2.23	$2.27

(1)	Pro forma EBITDA & FFO include the acquisition hotels, including those closed in July 2005, as if they were acquired, and the related financings were completed, on January 1, 2005.
(2)	Diluted weighted average shares outstanding includes Series C Convertible Preferred on an as-converted basis.

SUNSTONE HOTEL INVESTORS, INC.

Pro Forma Hotel Operating Results

(unaudited)

	Quarter Ended					Nine Months Ended
	Historical Properties (1) September 30, 2005	Acquired Properties (2) September 30, 2005	Total September 30, 2005	Pro Forma (3) September 30, 2004		Historical Properties (4) September 30, 2005	Acquired Properties (5) September 30, 2005	Total September 30, 2005	Pro Forma (6) September 30, 2004
Number of Hotels	52	8	60	54		51	9	60	54
Number of Rooms	12,710	3,973	16,683	13,183		12,630	4,053	16,683	13,183

Hotel operating profit margin (7) (8)	29.2%	17.4%	26.1%	27.5%		29.0%	18.0%	27.2%	27.1%

Hotel Revenues
Room revenue	97,959	30,337	128,296	92,064		268,241	32,272	300,513	253,898
Food and beverage revenue	26,304	15,383	41,687	26,156		81,026	15,422	96,448	80,102
Other operating revenue	10,320	1,590	11,910	11,038		31,944	1,739	33,683	32,238

Total Hotel Revenues	134,583	47,310	181,893	129,258		381,211	49,433	430,644	366,238
Hotel Expenses
Room expense	20,290	7,934	28,224	20,063		57,118	8,339	65,457	56,218
Food and beverage expense	19,014	12,379	31,393	18,768		56,862	12,401	69,263	55,942
Other hotel expense	41,059	12,695	53,754	40,016		115,237	13,495	128,732	113,654
General and administrative expense (9)	14,968	6,066	21,034	14,825		41,599	6,300	50,035	41,199

Total Hotel Expenses	95,331	39,074	134,405	93,672		270,816	40,535	313,487	267,013

Hotel Operating Income	39,252	8,236	47,488	35,586		110,395	8,898	117,157	99,225

General and administrative - corporate	3,137	(65)	3,072	2,500		8,884	(61)	8,823	7,500
Depreciation and amortization	15,095	6,150	21,245	14,104		44,214	7,050	51,264	41,483
Impairment loss	—	—	—	0		0	—	—	7,439

Operating Income	21,020	2,151	23,171	18,982		57,297	1,909	57,070	42,803
Interest and other income	898	12	910	302		2,602	12	2,614	518
Interest expense	(11,758)	(4,117)	(15,875)	(10,244)		(38,696)	(4,594)	(43,290)	(31,448)
Minority interest	(321)	—	(321)	(1,624)		(1,115)	—	(1,115)	(2,133)
Benefit from (provision for) income tax	2	(2)		—		2	(2)		—
Gain from discontinued operations	—	—	—	—		2,935	—	2,935	—
Reserve for contract dispute (9)	—	—	—	—		(2,136)	—	—	—

NET INCOME (LOSS)	9,841	(1,956)	7,885	7,416	(10)	20,889	(2,675)	18,214	9,740	(10)

(1)	Represents 52 hotels owned for the entire quarter ended September 30, 2005.

(2)	Represents our ownership period of the 8 hotels acquired during the nine month period ended September 30, 2005.

(3)	Represents 54 hotels owned for the entire quarter ended September 30, 2004. 2 of these hotels were sold in Q2 of 2005. For the quarter ended September 30, 2005, these 2 hotels contributed $2.6 million in revenues and $404,000 in hotel operating income.

(4)	Represents 51 hotels owned for the entire nine month period ended September 30, 2005.

(5)	Represents 1 hotel which opened in June 2004 and 8 hotels acquired during 2005.

(6)	Represents 54 hotels owned for the entire quarter ended September 30, 2004. 2 of these hotels were sold in Q2 of 2005. For the quarter ended September 30, 2005, these 2 hotels contributed $8.6 million in revenues and $1.9 million in hotel operating income.

(7)	Quarter and nine months ended September 30, 2005 hotel operating profit margin is calculated as the hotel adjusted operating income divided by the hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 11 of this release.

(8)	Quarter and nine months ended September 30, 2004 Pro forma hotel operating profit margin is calculated as the pro forma hotel adjusted operating income divided by the pro forma hotel revenues per the schedule above. We use hotel operating income for the same reasons as EBITDA, which are more fully set forth on page 11 of this release.

(9)	Total reserve of $2.1 million that was recorded in Q2 of 2005 has been excluded from the nine month period ended September 30, 2005.

(10)	Pro forma income from continuing operations.

SUNSTONE HOTEL INVESTORS, Inc.

Pro Forma Hotel

Operating Statistics

by Region

(unaudited)

	Number of Hotels	Number of Rooms	Quarter ended September 30, 2005			Quarter ended September 30, 2004			Percent Change in RevPAR
REGION			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	21	4,844	80.4%	$118.28	$95.06	82.5%	$108.58	$89.60	6.1%
Other West (1)	16	3,440	78.5%	$84.32	$66.18	75.7%	$79.23	$59.96	10.4%
Midwest (2)	9	2,694	67.3%	$122.29	$82.25	68.5%	$110.98	$76.02	8.2%
Middle Atlantic (3)	6	2,568	77.9%	$161.07	$125.42	74.4%	$145.94	$108.56	15.5%
South (4)	5	2,062	71.3%	$115.44	$82.30	69.2%	$107.68	$74.47	10.5%
Southwest (5)	3	1,075	76.2%	$91.16	$69.44	88.1%	$79.69	$70.18	-1.1%

Total Portfolio	60	16,683	76.1%	$115.75	$88.11	76.4%	$105.82	$80.82	9.0%

	Number of Hotels	Number of Rooms	Nine months ended September 30, 2005			Nine months ended September 30, 2004			Percent Change in RevPAR
REGION			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	21	4,844	79.6%	$112.48	$89.55	77.8%	$104.63	$81.37	10.1%
Other West (1)	16	3,440	72.0%	$84.55	$60.85	69.1%	$80.05	$55.31	10.0%
Midwest (2)	9	2,694	63.7%	$119.15	$75.88	63.9%	$109.46	$69.92	8.5%
Middle Atlantic (3)	6	2,568	73.3%	$165.32	$121.14	74.5%	$150.95	$112.43	7.7%
South (4)	5	2,062	71.9%	$128.30	$92.24	70.7%	$119.39	$84.46	9.2%
Southwest (5)	3	1,075	78.3%	$90.51	$70.91	84.4%	$83.34	$70.32	0.8%

Total Portfolio	60	16,683	73.5%	$115.71	$85.01	72.8%	$107.43	$78.23	8.7%

(1)	Includes Colorado, Idaho, Oregon, Utah and Washington.

(2)	Includes Illinois, Michigan and Minnesota.

(3)	Includes District of Columbia, Maryland, New Jersey, New York and Pennsylvania.

(4)	Includes Florida, Georgia and Virginia.

(5)	Includes New Mexico and Texas.

SUNSTONE HOTEL INVESTORS, Inc.

Pro Forma Hotel

Operating Statistics

by Brand

(unaudited)

	Number of Hotels	Number of Rooms	Quarter ended September 30, 2005 (1)			Quarter ended September 30, 2004 (1)			Percent Change in RevPAR
Brand			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	31	9,066	76.7%	$125.88	$96.51	75.8%	$115.07	$87.21	10.7%
Hilton	5	1,333	79.5%	$154.45	$122.72	78.9%	$137.23	$108.31	13.3%
InterContinental	13	2,539	75.8%	$86.25	$65.39	76.2%	$79.46	$60.51	8.1%
Hyatt	4	1,029	81.6%	$118.92	$97.00	79.9%	$107.43	$85.85	13.0%
Other Franchise Affiliations (2)	4	1,481	74.3%	$90.47	$67.22	82.4%	$87.65	$72.20	-6.9%
Independent	3	1,235	66.9%	$83.79	$56.03	68.1%	$79.40	$54.11	3.5%

Total Portfolio	60	16,683	76.1%	$115.75	$88.11	76.4%	$105.82	$80.82	9.0%

	Number of Hotels	Number of Rooms	Nine months ended September 30, 2005 (1)			Nine months ended September 30, 2004 (1)			Percent Change in RevPAR
Brand			Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott	31	9,066	74.6%	$128.97	$96.27	73.9%	$119.83	$88.54	8.7%
Hilton	5	1,333	74.4%	$140.31	$104.41	72.2%	$129.22	$93.25	12.0%
InterContinental	13	2,539	70.9%	$82.85	$58.75	71.1%	$77.06	$54.76	7.3%
Hyatt	4	1,029	76.6%	$113.10	$86.63	72.5%	$102.58	$74.36	16.5%
Other Franchise Affiliations (2)	4	1,481	77.7%	$93.60	$72.72	78.9%	$90.51	$71.40	1.9%
Independent	3	1,235	61.8%	$84.04	$51.90	62.7%	$78.72	$49.33	5.2%

Total Portfolio	60	16,683	73.5%	$115.71	$85.01	72.8%	$107.43	$78.23	8.7%

(1)	Includes the 60 hotels we owned as of September 30, 2005 including prior ownership.

(2)	Includes Fairmont, Sheraton and Wyndham.

SUNSTONE HOTEL INVESTORS, Inc.

Debt Summary

Debt	Collateral	Interest Rate / Spread	Maturity Date	Q3 2005 Ending Balance	Recent Events (2)	31-Oct-05 Ending Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%	2007	13,794,660		13,794,660
Secured Mortgage Debt	1 hotel	8.25%	2008	37,224,811		37,224,811
Secured Mortgage Debt	1 hotel	8.25%	2008	36,170,795		36,170,795
Secured Mortgage Debt (3)	26 hotels	5.95%	2011	250,000,000		250,000,000
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	6,165,512		6,165,512
Secured Mortgage Debt	10 hotels - individual, non cross-collateralized loans	5.34%	2015	276,000,000		276,000,000
Secured Mortgage Debt	2 hotels - individual, non cross-collateralized loans	4.98%	2012	65,000,000		65,000,000
Secured Mortgage Debt	2 hotels - individual, non cross-collateralized loans	5.20%	2016	185,000,000		185,000,000
Secured Mortgage Debt	1 hotel	8.78%	2009	9,129,025		9,129,025
Secured Mortgage Debt	1 hotel	7.50%	2008	53,741,316		53,741,316
Secured Mortgage Debt	1 hotel	6.12%	2017		175,000,000	175,000,000

Total Fixed Rate Debt				932,226,119		1,107,226,119
Floating Rate Debt
Secured Mortgage Debt (3)	26 hotels	L + 2.35%	2007	13,085,440	—	13,085,440
Unsecured Term Loan Facility	No mortgages	L + 2.25%	2008	$75,000,000		$75,000,000

Total Floating Rate Debt				88,085,440		88,085,440
TOTAL MORTGAGE DEBT				$1,020,311,558		$1,195,311,558
Secured Revolving Credit Facility	8 hotels	L + 1.50% - 2.00%	2007	—		—

TOTAL DEBT				$1,020,311,558		$1,195,311,558

Preferred / Convertible Stock
Series A & B		8.00%	perpetual	$121,250,000		$121,250,000
Series C		6.45%	perpetual	$100,000,000		$100,000,000
% Fixed				91.4%		92.6%
% Floating				8.6%		7.4%
Average Interest Rate (1)				5.89%		5.92%
Weighted Average Maturity of Debt				7.19 years		7.89 years

(1)	Assumes LIBOR of 3.35%

(2)	Reflects acquisition debt on the Hyatt Regency Century Plaza

(3)	Cross-collateralized loan with life insurance company

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